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                               CAMBREX CORPORATION

                                   EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-57404, 333-22017, 33-21374, 33-37791, 33-81780,
33-81782, 333-113612, 333-113613, 333-129473 and 333-136529) of Cambrex
Corporation of our reports dated February 27, 2008, relating to the consolidated financial statements, and the effectiveness of Cambrex Corporation's internal control over financial reporting, which appear in this Annual Report on Form 10-K.

/s/ BDO Seidman, LLP
Woodbridge, New Jersey
February 27, 2008


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